Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT: Vince Estrada, VISICU Senior Vice President and Chief Financial Officer (410)-843-4530, vestrada@visicu.com
VISICU Reports First Quarter Results
Delivers Strong Revenue, Operating Income and EPS Growth
Baltimore, Maryland — April 26, 2007 — VISICU, Inc. (Nasdaq: EICU), a healthcare information technology and clinical solutions company focused on transforming the delivery of care to the highest acuity patients in the hospital, today announced financial results for the first quarter of 2007. The company reported significantly higher revenue and operating income for the first quarter over the same quarter from the prior year:
-	Revenue for the first quarter was $8.7 million, a 31% increase over the same quarter last year.

-	Adjusted operating income in the first quarter increased 105% to $2.1 million, resulting in a 24% adjusted operating margin, from adjusted operating income of $1.0 million and an adjusted operating margin of 15% for the same quarter last year. Adjusted operating income and adjusted operating margin exclude non-cash stock-based compensation expense included in the GAAP results.

-	GAAP operating income in the first quarter increased 212% to $1.4 million, resulting in a 16% operating margin, from GAAP operating income of $452,000 and operating margin of 7% for the same quarter last year. GAAP operating income includes non-cash stock-based compensation expense of $685,000 and $571,000 in the first quarter of 2007 and 2006, respectively.

-	Net income for the first quarter of 2007 increased to $2.0 million, or $0.06 per diluted share, from $314,000, or $0.01 per diluted share last year.

-	Total revenue backlog at the end of the first quarter amounted to $70.1 million.
“Not only am I pleased with our financial performance in the first quarter, but I am very excited about the rapid rate at which our customers continue to expand the eICU Program,” said Frank Sample, Chairman and CEO of VISICU. “In order to capitalize on the continuing positive results our customers are experiencing, we are investing resources to enhance our sales and marketing efforts and our operating infrastructure to accelerate the rate of market adoption of the eICU Program.”
Conference Call Information
A conference call and audio webcast will be held today, Thursday, April, 26, 2007 at 4:30 p.m. EST. Participants can access the call by dialing 913-981-5527 or access the audio webcast through the company’s website at www.VISICU.com under the Company/Investor Relations section. A replay of the call will be available approximately three hours after the call has ended and will be available until 11:59 p.m. (EDT) on Thursday, May 3, 2007. To access the replay, dial 719-457-0820 and enter the conference passcode number: 4290376. A replay will also be archived online on the company’s corporate website at www.VISICU.com.
About VISICU, Inc.
VISICU, Inc. is a healthcare information technology and clinical solutions company transforming the delivery of critical care through its eICU Program. The eICU Program restructures the practice of critical care by using remote monitoring technology to allow systems to centralize scarce critical care trained staff to improve coverage and to allow intervention to prevent or manage crises. For more information, visit www.VISICU.com. VISICU® and eICU® are registered trademarks of VISICU, Inc. All rights reserved. visicu-f
Safe Harbor Statement
This release contains forward-looking statements that are made pursuant to the provisions of Section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements involve a number of risks and uncertainties. Investors are cautioned that statements in this press release that are not strictly historical statements constitute forward-looking statements. It is important to note that the company’s performance, and actual results, financial condition or business could differ materially from those expressed in the forward-looking statements. The words “outlook”, “positions us”, “guidance”, “expects”, “estimates”, “intends”, “plans”, “projects”, “anticipates”, “believes” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: market acceptance of the company’s principal product offering and any new product releases, the performance and reliability of our products and services, the company’s ability to attract and retain new customers, renewal rates of the company’s existing customers, financial and budget constraints of hospitals, changes in the company’s or competitors’ pricing practices, quarterly operating results may vary, stock price may be volatile, changes in the healthcare industry, the introduction or availability of competing products or services and other competitive factors, changes in the government regulation of our products and services, and the possibility of unfavorable outcomes in regulatory and legal proceedings relating to VISICU’s patent that are pending currently or that could be initiated in the future. Additional discussion of these and other factors affecting the company’s business is contained in the company’s periodic filings with the Securities and Exchange Commission. The company undertakes no obligation to update forward-looking statements to reflect changed assumptions the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.
Use of Non-GAAP Financial Measures
Adjusted operating income (loss) and adjusted operating margins as described in this release and in the attached financial statement tables are not measures of financial performance under generally accepted accounting principles (GAAP) and should not be considered a substitute for or superior to GAAP operating income (loss) and operating margins. Management believes the non- GAAP results provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core results and provides for consistency in financial reporting. Management provides these non-GAAP financial measures because it believes they provide greater transparency with respect to supplemental information used by management in its financial and operational decision making. Specifically, these non-GAAP measures are provided to enhance investor’s overall understanding of the company’s current financial performance and the company’s future prospects. For the reconciliation of adjusted operating income (loss) and operating margins to GAAP, please refer to the information included in the attached tables of this press release.

Visicu, Inc.
Condensed Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2007

Revenues	$6,669	$8,740

Direct cost of revenues	1,403	1,646

Gross profit	5,266	7,094

Operating expenses	4,814	5,682

Income from operations	452	1,412

Interest income	140	1,632
Interest expense	(2)	(6)

Income before income taxes	590	3,038

Income tax expense	276	1,065

Net income	$314	$1,973

Net income per share:
Basic	$0.06	$0.06
Diluted	$0.01	$0.06

Weighted-average shares outstanding used in computing per share amounts:
Basic	5,276	32,354
Diluted	27,500	34,557

Visicu, Inc.
Reconciliation Between GAAP and Adjusted Operating Income
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2006	2007

Income from operations	$452	$1,412

Non-cash stock-based compensation	571	685

Adjusted income from operations	$1,023	$2,097

Visicu, Inc.
Condensed Balance Sheets
(in thousands)

	December 31,	March 31,
	2006	2007
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$74,188	$101,524
Marketable securities	46,047	27,807
Accounts receivable	11,465	4,813
Prepaid expenses and other current assets	1,686	1,499
Deferred tax assets	7,915	7,195

Total current assets	141,301	142,838
Property and equipment, net	1,631	1,535
Deferred contract costs	4,477	4,490
Marketable securities	2,960	—
Deferred tax assets	6,140	6,073
Other assets	503	467

Total assets	$157,012	$155,403

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$1,244	$1,940
Accrued compensation and related costs	1,581	941
Deferred revenue	30,290	28,670
Other current liabilities	27	27

Total current liabilities	33,142	31,578
Other long-term liabilities	468	418
Deferred revenue	19,074	16,455

Total liabilities	52,684	48,451
Stockholders’ equity	104,328	106,952

Total liabilities and stockholders’ equity	$157,012	$155,403

Visicu, Inc.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2006	2007

Net income	$314	$1,973
Adjustments to reconcile net income to net cash provided by operating activities	731	1,901
Changes in operating assets and liabilities	2,206	2,482

Net cash provided by operating activities	3,251	6,356

Purchases of property and equipment	(111)	(118)
Maturities of marketable securities	—	21,200
Other investing activity changes	5	(83)

Net cash provided by (used in) investing activities	(106)	20,999

Payment of financing costs for initial public offering	(162)	—
Exercise of options to purchase common stock	764	134
Other financing activity changes	68	(153)

Net cash provided by (used in) financing activities	670	(19)

Net increase in cash and cash equivalents	3,815	27,336
Cash and cash equivalents at beginning of period	11,379	74,188

Cash and cash equivalents at end of period	$15,194	$101,524

Contact Information: VISICU, Inc. Vincent E. Estrada, SVP and Chief Financial Officer (410) 843-4530, vestrada@visicu.com